EXHIBIT INDEX


Exhibit A: Attachment to item 77H:
           Changes in Control of Registant

-------------------------------------------------------

Exhibit A:
Response to N-SAR Sub-Item 77H:  Changes in Control of Registrant

(A) Acquisition of Control

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                    PERCENTAGE OF
                                  DESCRIPTION      SECURITIES OWNED
NAME OF SHAREHOLDER      DATE    OF TRANSACTION  (AS OF JUNE 30,1999)
- - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DRIEHAUS ASIA PACIFIC GROWTH FUND

The Richard H.
Driehaus Foundation     1/8/99   share purchase         45.1%



DRIEHAUS INTERNATIONAL DISCOVERY FUND*

Richard H. Driehaus     1/4/99   share purchase         39.2%

Driehaus Associates
Fund                    1/4/99   share purchase         29.8%

Driehaus Companies
Profit Sharing Plan
and Trust               1/5/99   share purchase         28.2%



DRIEHAUS EUROPEAN OPPORTUNITY FUND*

Richard H. Driehaus     1/4/99   share purchase         85.8%

* The Driehaus International Discovery Fund and the Driehaus European Opportunity Fund each commenced investment operations on January 4, 1999. As of December 31, 1998, the sole shareholder of each Fund was Robert F. Moyer, an employee of Driehaus Capital Management, Inc., the Funds' investment adviser.



(B) Cessation of Control

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                    PERCENTAGE OF
                                  DESCRIPTION      SECURITIES OWNED
NAME OF SHAREHOLDER      DATE    OF TRANSACTION  (AS OF JUNE 30,1999)
- - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DRIEHAUS ASIA PACIFIC GROWTH FUND

Compass Pass-
Through Limited
Partnership             1/8/99    share redemption          0%